Shutterfly Announces Second Quarter 2017 Financial Results

REDWOOD CITY, Calif. July 25, 2017 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading online retailer and manufacturer of high-quality personalized products and services, today announced financial results for the second quarter ended June 30, 2017.

“Q2 was a solid quarter for Shutterfly, led by our flagship Shutterfly brand and our SBS segment,” said Christopher North, President and Chief Executive Officer. “We made excellent progress against our platform consolidation and restructuring initiatives, and remain on track to complete both prior to the fourth quarter.  In particular, we reached a major milestone by re-launching the Tiny Prints boutique on Shutterfly.com, bringing our top two brands onto a single platform. At the same time, we executed against our other areas of strategic focus, adding to our product range in Home Décor and Personalized Gifts, launching significant updates to our mobile app, extending our lead in manufacturing with the second phase of our HP printer upgrade, and improving the speed and reliability of our websites.  SBS further expanded its relationship with key clients, supporting our confidence in the full-year plan for 20% SBS growth. Overall, we’re pleased to reiterate our full year guidance for 2017.”

Second Quarter 2017 Financial Highlights
Net revenues totaled $209.0 million, a 2% year-over-year increase. Consumer net revenues totaled $179.1 million, a 1% year-over-year increase. Shutterfly Business Solutions net revenues totaled $29.9 million, a 10% year-over-year increase.

GAAP Operating loss totaled $31.8 million and Net loss was $22.8 million or $0.68 per share.

On a proforma basis, which excludes restructuring charges of $4.7 million and capital lease termination charges of $8.1 million, our operating loss was $19.1 million, Adjusted EBITDA was $17.4 million, and Net loss was $14.9 million or $0.44 per share.

“In the quarter we took advantage of an opportunity to complete the upgrade of our printer fleet, which we expect will benefit us through improved quality, increased throughput and automation,

and lower consumable costs resulting in approximately $15.0 million of expense savings over the next five years,” said Mike Pope, Chief Financial Officer.

As part of the transaction, we purchased leased equipment from the existing vendor for $21.6 million and immediately resold that equipment to HP for $20.5 million, resulting in a minimal cash outlay of $1.1 million. Under GAAP, the purchase of the existing leased equipment reduced the Company’s previously recorded future capital lease obligations on the balance sheet by $12.2 million and resulted in a balance sheet write-off of $8.1 million, which is recognized in our income statement under Capital Lease Termination in the quarter ended June 30, 2017. The remaining $1.3 million was recorded as a capital expenditure.

Restructuring charges for the second quarter totaled $4.7 million and are primarily related to property, plant and equipment and employees costs.

During the second quarter of 2017, we repurchased a total of 603 thousand shares for $30.0 million bringing our year to date repurchases to just over 1.0 million shares. At this time, we anticipate repurchasing approximately $60.0 million over the second half of 2017, bringing total estimated share repurchases for 2017 to $110.0 million, which approximates annual cash expected to be generated in the full year 2017.

Our senior convertible notes due in May 2018 were reclassified from long-term liabilities to current as these are now within one year of maturity. We are currently evaluating a number of alternatives and expect to complete a financing before year-end.

Business Outlook [1]
Third Quarter 2017:

●	Net revenues to range from $187.0 million to $193.0 million.

●	Gross profit margin to range from 35.0% to 35.5% of net revenues.

●	Operating loss to range from $38.0 million to $35.0 million.

●	Effective tax rate of 38.0%.

●	Net loss per share to range from $0.80 to $0.76.

●	Weighted average shares of approximately 33.6 million.

●	Adjusted EBITDA to range from $0.0 million to $3.0 million.

Full Year 2017:

●	Net revenues to range from $1.135 billion to $1.165 billion.[2]

●	Gross profit margin to range from 49.0% to 50.0% of net revenues.

●	Operating income to range from $48.5 million to $68.5 million.

●	Effective tax rate of 37.5%.

●	Net income per share to range from $0.45 to $0.80.

●	Weighted average shares of approximately 34.5 million.

●	Adjusted EBITDA to range from $210.0 million to $230.0 million.

●	Capital expenditures to be approximately $75.0 million.

[1] Excludes full year restructuring charges ranging from $15.0 million to $17.5 million as well as any costs related to refinancing our convertible debt and capital lease termination charges of $8.1 million.
[2] In 2017, net revenues from SBS segment are expected to increase 20% over 2016.

Notes to the Second Quarter 2017 Financial Results and Operating Metrics and 2017 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, and restructuring.
Adjusted EBITDA minus capital expenditures is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs. This measure was referred to as "free cash flow" prior to the fourth quarter of 2016.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Shutterfly Business Solutions (SBS) includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding SBS) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Second Quarter Conference Call
Management will review the second quarter 2017 financial results and its expectations for the third quarter and full year 2017 on a conference call on Tuesday, July 25, 2017 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 317-6003 or (412) 317-6061, and ask to be to be joined into the Shutterfly call.  The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section.  A replay of the conference call will be available through Tuesday, August 8, 2017. To hear the replay, please dial (877) 344-7529 or (412) 317-0088, and enter access code 10109987.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP net income (loss) and net income (loss) per share, adjusted EBITDA, and adjusted EBITDA minus capital expenditures. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), or net income (loss) determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements about the status of our restructuring, the anticipated benefits of upgrading our printer fleet, our expectation of completing a financing before year end, and our business outlook for the third quarter and full year 2017 and statements about historical results that may suggest trends for our business. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; our ability to expand our customer base and increase sales to existing customers; our ability to meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis, including our next generation Shutterfly platform; unforeseen difficulties executing on planned strategic restructuring activities; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and the pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our SEC filings, including our most recent Form 10-K and 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading online retailer and manufacturer of high-quality personalized products and services. Founded in 1999, the Shutterfly, Inc. brands includes Shutterfly, where your photos come to life in photo books, gifts, and cards and stationery with premium offerings in its Tiny Prints boutique; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; BorrowLenses, the premier online marketplace for photographic and video equipment rentals; and GrooveBook, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Nicole Stier, 650-610-6013 nstier@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net revenues	$209,032	$203,961	$401,004	$385,670
Cost of net revenues	118,205	109,592	234,324	218,315
Restructuring	196	—	1,436	—
Gross profit	90,631	94,369	165,244	167,355
Operating expenses:
Technology and development	39,398	41,313	85,353	79,582
Sales and marketing	42,987	47,539	85,874	93,381
General and administrative	27,511	26,592	55,306	57,281
Capital lease termination	8,098	—	8,098	—
Restructuring	4,477	—	12,213	—
Total operating expenses	122,471	115,444	246,844	230,244
Loss from operations	(31,840)	(21,075)	(81,600)	(62,889)
Interest expense	(5,955)	(5,661)	(11,919)	(11,336)
Interest and other income, net	244	128	433	249
Loss before income taxes	(37,551)	(26,608)	(93,086)	(73,976)
Benefit from income taxes	14,713	10,123	37,054	28,055
Net loss	$(22,838)	$(16,485)	$(56,032)	$(45,921)

Net loss per share - basic and diluted	$(0.68)	$(0.48)	$(1.67)	$(1.34)

Weighted-average shares outstanding - basic and diluted	33,579	34,177	33,646	34,386

Stock-based compensation is allocated as follows:
Cost of net revenues	$1,074	$1,081	$2,243	$2,305
Technology and development	2,179	2,512	4,875	2,971
Sales and marketing	2,980	3,754	6,153	8,033
General and administrative	4,236	3,577	8,703	7,765
Restructuring	—	—	814	—
	$10,469	$10,924	$22,788	$21,074

Depreciation and amortization is allocated as follows:
Cost of net revenues	$15,069	$13,842	$30,052	$27,384
Technology and development	7,099	8,430	14,888	16,823
Sales and marketing	2,693	3,694	5,787	8,409
General and administrative	1,096	2,391	2,594	4,855
Restructuring	2,493	—	5,335	—
	$28,450	$28,357	$58,656	$57,471

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$126,081	$289,224
Short-term investments	44,550	26,352
Accounts receivable, net	30,079	57,365
Inventories	8,900	11,751
Prepaid expenses and other current assets	76,370	48,084
Total current assets	285,980	432,776
Long-term investments	17,015	14,479
Property and equipment, net	252,485	284,110
Intangible assets, net	35,816	43,420
Goodwill	408,975	408,975
Other assets	21,796	11,816
Total assets	$1,022,067	$1,195,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible senior notes, current	$286,316	$—
Accounts payable	20,270	58,790
Accrued liabilities	77,527	138,869
Deferred revenue, current portion	22,747	22,929
Total current liabilities	406,860	220,588
Convertible senior notes, net	—	278,792
Other liabilities	114,870	137,035
Total liabilities	521,730	636,415
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,339 and 33,637 shares issued and outstanding on June 30, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	973,930	949,864
Accumulated other comprehensive loss	(44)	(32)
Accumulated deficit	(473,552)	(390,674)
Total stockholders' equity	500,337	559,161
Total liabilities and stockholders' equity	$1,022,067	$1,195,576

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(56,032)	$(45,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,121	46,278
Amortization of intangible assets	8,200	11,193
Amortization of debt discount and issuance costs	7,524	7,115
Stock-based compensation	21,974	21,074
Loss on disposal of property and equipment	467	324
Deferred income taxes	(7,103)	(3,567)
Tax benefit from stock-based compensation	—	4,021
Excess tax benefits from stock-based compensation	—	(5,233)
Restructuring	10,764	—
Changes in operating assets and liabilities:
Accounts receivable	27,286	26,277
Inventories	1,415	1,951
Prepaid expenses and other assets	(19,776)	(34,045)
Accounts payable	(39,949)	(18,970)
Accrued and other liabilities	(58,605)	(76,191)
Net cash used in operating activities	(58,714)	(65,694)

Cash flows from investing activities:
Purchases of property and equipment	(8,176)	(33,067)
Capitalization of software and website development costs	(17,058)	(18,083)
Purchases of investments	(39,805)	(15,936)
Proceeds from the maturities of investments	19,033	17,890
Proceeds from sale of property and equipment	11,678	10,247
Net cash used in investing activities	(34,328)	(38,949)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	520	685
Repurchases of common stock	(50,000)	(78,172)
Excess tax benefits from stock-based compensation	—	5,233
Principal payments of capital lease and financing obligations	(20,621)	(11,404)
Payment for contingent consideration liabilities	—	(1,313)
Net cash used in financing activities	(70,101)	(84,971)

Net decrease in cash and cash equivalents	(163,143)	(189,614)
Cash and cash equivalents, beginning of period	289,224	288,863
Cash and cash equivalents, end of period	$126,081	$99,249

Supplemental schedule of non-cash investing / financing activities:
Net increase (decrease) in accrued purchases of property and equipment	$745	$(5,565)
Net increase in accrued capitalized software and website development costs	270	137
Stock-based compensation capitalized with software and website development costs	758	959
Property and equipment acquired under capital leases	6,228	—
Net increase in receivable proceeds from the sale of property and equipment	9,250	3,765

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended
	June 30,
	2017	2016
Consumer Metrics
Customers	3,350,434	3,259,915
year-over-year growth	3%

Orders	5,467,763	5,303,137
year-over-year growth	3%

Average order value [1]	$32.75	$33.30
year-over-year growth	(2)%

[1] Average order value excludes Shutterfly Business Solutions revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Consumer
Net revenues	$179,090	$176,617	$339,735	$331,998
Cost of net revenues	92,049	85,276	181,903	171,613
Restructuring	196	—	1,436	—
Gross profit	86,845	91,341	156,396	160,385
Consumer gross profit margin	48.5%	51.7%	46.0%	48.3%

Shutterfly Business Solutions (SBS)
Net revenues	29,942	27,344	61,269	53,672
Cost of net revenues	23,900	21,810	47,738	41,520
Gross profit	6,042	5,534	13,531	12,152
SBS gross profit margin	20.2%	20.2%	22.1%	22.6%

Corporate [1]
Net revenues	—	—	—	—
Cost of net revenues	2,256	2,506	4,683	5,182
Gross profit	(2,256)	(2,506)	(4,683)	(5,182)

Consolidated
Net revenues	209,032	203,961	401,004	385,670
Cost of net revenues	118,205	109,592	234,324	218,315
Restructuring	196	—	1,436	—
Gross profit	$90,631	$94,369	$165,244	$167,355

Gross profit margin	43.4%	46.3%	41.2%	43.4%

Gross profit margin excluding restructuring	43.5%	46.3%	41.6%	43.4%

[1] Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Restructuring
(In thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2017	June 30, 2017
Restructuring:
Property, plant and equipment	$2,797	$6,616
Employee costs	1,356	5,154
Inventory	196	1,436
Other costs	324	443
Total	$4,673	$13,649

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2016

GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(33,194)	$(22,838)	$15,906
Capital lease termination	—	—	—	—	—	8,098	—
Restructuring	—	—	—	—	8,976	4,673	—
Tax (benefit) provision restructuring and capital lease termination charges impact	—	—	—	—	(3,948)	(4,829)	—
Non-GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(28,166)	$(14,896)	$15,906

GAAP diluted shares outstanding	34,596	34,177	33,932	34,625	33,712	33,579	35,190
Non-GAAP diluted shares outstanding	34,596	34,177	33,932	34,625	33,712	33,579	35,190

GAAP net income (loss) per share	$(0.85)	$(0.48)	$(0.86)	$2.63	$(0.98)	$(0.68)	$0.45
Non-GAAP net income (loss) per share	$(0.85)	$(0.48)	$(0.86)	$2.63	$(0.84)	$(0.44)	$0.45

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2016

GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(33,194)	$(22,838)	$15,906
Interest expense	5,675	5,661	5,726	5,961	5,964	5,955	23,023
Interest and other income, net	(121)	(128)	(130)	(122)	(189)	(244)	(501)
Tax (benefit) provision	(17,932)	(10,123)	(18,235)	56,972	(22,341)	(14,713)	10,682
Depreciation and amortization	29,114	28,357	27,587	28,593	27,364	25,957	113,651
Stock-based compensation	10,150	10,924	12,214	12,404	11,505	10,469	45,692
Capital lease termination	—	—	—	—	—	8,098	—
Restructuring	—	—	—	—	8,976	4,673	—
Non-GAAP Adjusted EBITDA	$(2,550)	$18,206	$(1,993)	$194,790	$(1,915)	$17,357	$208,453

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Adjusted EBITDA minus Capital Expenditures
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2016 [2]	2016	2016	2016	2017	2017	2016

Net cash provided by (used in) operating activities	$(82,610)	$16,916	$(4,881)	$263,998	$(72,386)	$13,672	$193,423
Interest expense	5,675	5,661	5,726	5,961	5,964	5,955	23,023
Interest and other income, net	(121)	(128)	(130)	(122)	(189)	(244)	(501)
Tax (benefit) provision	(17,932)	(10,123)	(18,235)	56,972	(22,341)	(14,713)	10,682
Changes in operating assets and liabilities	98,604	2,374	29,155	(126,361)	92,194	(2,565)	3,772
Other adjustments	(6,166)	3,506	(13,628)	(5,658)	(6,265)	5,377	(21,946)
Capital lease termination	—	—	—	—	—	8,098	—
Cash restructuring	—	—	—	—	1,108	1,777	—
Non-GAAP Adjusted EBITDA	(2,550)	18,206	(1,993)	194,790	(1,915)	17,357	208,453
Less: Purchases of property and equipment	(5,497)	(22,005)	(14,957)	(9,792)	(1,669)	(7,252)	(52,251)
Less: Capitalized technology & development costs	(8,168)	(10,052)	(8,819)	(6,065)	(7,726)	(9,602)	(33,104)
Add: Capex adjustments [1]	—	9,827	—	—	—	—	9,827
Adjusted EBITDA minus capital expenditures	$(16,215)	$(4,024)	$(25,769)	$178,933	$(11,310)	$503	$132,925

[1] In the second quarter of 2016, the Company acquired and immediately sold $9.8 million of printers.
[2] The Company reclassified an immaterial contingent consideration payment (to Groovebook Founders) in the first quarter of 2016 between operating and financing activities within the cash flow statement.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)

	Forward-Looking Guidance [1]
	Three Months Ending September 30, 2017		Twelve Months Ending December 31, 2017
	Low	High	Low	High

Net revenues [2]	$187.0	$193.0	$1,135.0	$1,165.0

Gross profit margin	35.0%	35.5%	49.0%	50.0%

Operating income (loss)	($38.0)	($35.0)	$48.5	$68.5
Operating margin	(20.3%)	(18.1%)	4.3%	5.9%

Operating income (loss)	($38.0)	($35.0)	$48.5	$68.5
Stock-based compensation	$11.4	$11.4	$49.0	$49.0
Amortization of intangible assets	$3.6	$3.6	$14.9	$14.9
Depreciation	$23.0	$23.0	$97.6	$97.6
Adjusted EBITDA	$0.0	$3.0	$210.0	$230.0
Adjusted EBITDA margin	0.0%	1.5%	18.5%	19.7%

Capital expenditures			$75.0	$75.0
Capital expenditures as % of net revenues			6.6%	6.4%

Adjusted EBITDA minus capital expenditures			$135.0	$155.0
Adjusted EBITDA minus capital expenditures as % of net revenues			11.9%	13.3%

Tax rate	38.0%	38.0%	37.5%	37.5%

Net income (loss) per share
Basic	($0.80)	($0.76)	—	—
Diluted	—	—	$0.45	$0.80

Weighted average shares
Basic	33.6	33.6	—	—
Diluted	—	—	34.5	34.5

[1] Excludes full year 2017 expected restructuring charges ranging from $15.0 million to $17.5 million as well as any costs related to refinancing our convertible debt and capital lease termination charges of $8.1 million.

[2] In 2017, net revenues from SBS Segment to increase 20% over 2016.